EXHIBIT  16

                           FORMER ACCOUNTANT'S LETTER

April 19, 1995

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in the fourth paragraph under the heading "Appointment of Independent Accountants" in the Proxy Statement of Entergy Corporation dated April 19, 1995.

Yours truly,

Deloitte & Touche LLP
New Orleans, Louisiana
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